Exhibit 99.(g)(5)

Amendment to Global Custody Agreement

Amendment, dated as of October 1, 2007, to the January 6, 1998 custody agreement (“Agreement”) between J.P. Morgan Chase Bank, N.A.. (f/k/a The Chase Manhattan Bank) and each of the funds set forth in Schedule A attached thereto (the “Funds”).

It is hereby agreed as follows:

1.             Schedule A to the Agreement is hereby amended by deleting the schedule and replacing it in its entirety with the Schedule A attached hereto.

2.             Except as modified hereby, the Agreement is confirmed in all respects.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

By:	/s/ Bruce R. Bent
Name: Bruce R. Bent
Title: President and Treasurer

J.P. Morgan chase Bank, N.A.

By:	/s/ Michael G. Davisson
Name: Michael G. Davisson
Title: Vice President

Schedule A

Portfolios of The Reserve Funds

I.              The Reserve Fund

•              Primary Fund

•              U.S. Government Fund - U.S. Treasury Fund

•              Primary II Fund

•              U.S. Government II Fund - U.S. Treasury II Fund

II.            Reserve Municipal Money-Market Trust II Trust
                (f/k/a Reserve Tax-Exempt Trust)

•              Interstate Tax-Exempt Fund

•              Interstate Tax-Exempt Il Fund

•              California Municipal Money-Market Fund
(f/k/a California Tax-Exempt Trust)

•              Connecticut Municipal Money-Market Fund
(f/k/a Connecticut Tax-Exempt Trust)

•              Florida Municipal Money-Market Fund
(f/k/a Florida Tax-Exempt Trust)

                Massachusetts Municipal Money-Market Fund
                (f/k/a Massachusetts Tax-Exempt Trust)

•              Michigan Municipal Money-Market Fund
(f/k/a Michigan Tax-Exempt Trust)

•              New Jersey Municipal Money-Market Fund
(f/k/a New Jersey Tax-Exempt Trust)

•              Ohio Municipal Money-Market Fund
(f/k/a Ohio Tax-Exempt Trust)

•              Pennsylvania Municipal Money-Market Fund
(f/k/a Pennsylvania Tax-Exempt Trust)

•              Virginia Municipal Money-Market Fund
(f/k/a Virginia Tax-Exempt Trust)

III.           Reserve New York Municipal Money-Market Trust
                (f/k/a Reserve Tax-Exempt Trust)

•              New York Municipal Money-Market Fund
(f/k/a New York Tax-Exempt Trust)

IV.           Reserve Municipal Money-Market Trust

•              Arizona Municipal Money-Market Fund

•              Louisiana Municipal Money-Market Fund

•              Minnesota Municipal Money-Market Fund

V.            Reserve Short Term Investment Trust

•              Reserve Yield Plus Fund

•              Reserve Yield Plus Institutional Fund

VI.           Reserve International Liquidity Fund, Ltd.

VII.         The Reserve Enhanced Cash Strategies Portfolio, LLC